Exhibit 99.1

REDWOOD TRUST REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS; RECORD PLATFORM PERFORMANCE DRIVES EARNINGS GROWTH
MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood", the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Fourth quarter results reflect continued momentum across Redwood’s Mortgage Banking platforms, with higher production revenues translating directly into earnings growth
◦Mortgage Banking production reached a record $7.3 billion(1)
◦Profitably generated record Mortgage Banking GAAP net income of $51.3 million; sixth consecutive quarter of 20%+ Return on Capital ("ROC") for our Mortgage Banking segments(1)(2)
•Wind-down of Legacy Investments portfolio on target; capital allocated to legacy assets declined to 19% at year-end 2025
Full Year 2025 Highlights
•Full year results driven by a record $23 billion of combined Mortgage Banking volume, a 111% year-over-year increase
◦Achieved full-year combined Mortgage Banking GAAP net income of $146.2 million and ROC of 26%(2)
◦Mortgage Banking volumes significantly outpaced operating expense growth, affirming the leverage within our fixed cost base; total operating cost per loan improved 44%(1)(3)
•Repurchased 9.2 million shares of common stock for $53 million, resulting in $0.13 of accretion to book value per share
Key Financial Fourth Quarter 2025 Results and Metrics
•GAAP book value per common share was $7.36 at December 31, 2025, compared to $7.35 per share at September 30, 2025
◦Economic return on book value of 2.6% for the fourth quarter 2025(4)
•GAAP net income of $18.3 million or $0.13 per basic and diluted common share
•Non-GAAP Core Segments Earnings Available for Distribution ("Core Segments EAD") of $43.2 million or $0.33 per basic common share (refer to non-GAAP reconciliation under the section titled "Non-GAAP Disclosures")(5)
“The past year was a transformational one for our operating platforms and reflected the progress we have made in enhancing their scale and profitability,” said Christopher Abate, Chief Executive Officer of Redwood. “Across Sequoia, Aspire, and CoreVest, strong volume growth translated directly into record revenues and attractive returns, even amidst a muted housing environment. In recent months, we have taken targeted actions to further simplify our operating structure and sharpen our focus on businesses generating strong and sustainable returns, positioning the platform to realize cost savings in future periods. As we look ahead, we see a clear opportunity to further scale our core businesses, where positive operating leverage and pace of capital turnover are driving a durable earnings profile, and where incremental capital can be deployed efficiently to support continued growth.”

($ in millions, except per share data)	Three Months Ended
	12/31/2025	9/30/2025
Financial Performance
Book Value per Common Share	$7.36	$7.35
Economic Return on Book Value (4)	2.6%	0.5%

Net Income (Loss) per Basic Common Share	$0.13	$(0.08)
Non-GAAP Core Segments EAD per Basic Common Share (5)	$0.33	$0.20

Dividends per Common Share	$0.18	$0.18
Q4 2025 Segment Highlights

GAAP Segment Net Income (Loss) Results Summary
($ in millions)
	Three Months Ended
	12/31/2025	9/30/2025
Core Segments:
Sequoia Mortgage Banking	$43.8	$34.3
CoreVest Mortgage Banking	7.5	3.5
Redwood Investments	20.9	10.3
Total Core Segments	$72.2	$48.2
Legacy Investments Segment	$(18.6)	$(22.2)
Corporate/Other	$(35.3)	$(35.4)
Total GAAP Net Income (Loss)	$18.3	$(9.5)
Sequoia Mortgage Banking
•Segment GAAP net income of $43.8 million
•Generated 29% annualized ROC(2) and non-GAAP EAD ROC(6)
•Gain on sale margin of 127 basis points, up 37% from 93 basis points in the third quarter 2025, exceeding our target range of 75 to 100 basis points
•Locked $6.8 billion of loans, up 8% from $6.3 billion in the third quarter 2025 and up 193% from $2.3 billion in the fourth quarter 2024(7)
◦Sequoia lock volume of $5.3 billion, driven by increased wallet share across both bank and non-bank sellers
◦Aspire lock volume of $1.5 billion represented a 19% increase from the third quarter of 2025 as the platform continued to scale(8)
•Distributed $4.8 billion of loans through a combination of securitizations ($3.0 billion) and whole loan sales ($1.8 billion)
•Cost per loan improved 21% year-over-year in 2025 to 23bps(9)

CoreVest Mortgage Banking
•Segment GAAP net income of $7.5 million
•Generated 30% and 36% annualized ROC(2) and non-GAAP EAD ROC(6), respectively
•Funded $460 million of loans (54% bridge and 46% term), a 12% decrease from $521 million in the third quarter 2025 and an 8% decrease from $501 million in the fourth quarter 2024
◦Decline in bridge and term volumes offset by continued growth in small-balance (DSCR and RTL) production
•Distributed $582 million of loans through whole loan sales, securitizations and sales to joint ventures ("JVs"), up over 50% from the third quarter 2025
•Full-year 2025 net cost to originate improved by 22% year-over-year, reflecting reduced production costs and increased revenue margins through our joint venture and other distribution channels(10)
Redwood Investments
•Generated segment GAAP net income of $20.9 million and 17% annualized ROC(2)
◦Results improved quarter over quarter due to positive fair value changes from spread tightening on the quarter and higher net interest income from increased capital deployment
•Redwood Investments recourse leverage ratio remained low at 1.0x at December 31, 2025, effectively unchanged from September 30, 2025(11)
Legacy Investments
•Segment GAAP net loss of $(18.6) million
◦Results improved quarter over quarter on lower negative carry costs, which benefited from continued resolutions within our legacy bridge portfolio
•Segment capital allocation decreased to 19% of total invested capital, compared to 28% at September 30, 2025
◦Legacy Bridge unpaid principal balance ("UPB") declined 38% to $272 million(12)
•Legacy Investments recourse leverage ratio of 1.3x at December 31, 2025(13)
Capital and Financing
•Unrestricted cash and cash equivalents of $256 million at December 31, 2025
•Raised $100 million of gross proceeds in senior unsecured bond offering
•Retired outstanding convertible debt maturing October 2025; next unsecured corporate debt maturity in June 2027(14)
•Recourse debt of $4.4 billion at December 31, 2025 compared to $3.8 billion at September 30, 2025(15)
◦Increase in recourse debt driven by higher utilization of mortgage banking warehouse facilities where loans are typically held an average of 30 days before borrowings are repaid
•Repurchased 2.7 million shares of common stock for $15 million, resulting in $0.04 of accretion to book value per share

_____________________
1.Mortgage Banking refers to the combined performance or data related to Sequoia Mortgage Banking and CoreVest Mortgage Banking segments.
2.ROC is a non-GAAP measure for a segment that is calculated as GAAP segment net income (loss) annualized divided by average capital utilized for the segment during the period. Average capital utilized represents management's internal estimate of the average economic capital allocated to support the activities of each segment.
3.Operating cost per loan is calculated as total operating expense (including corporate) divided by total mortgage banking volume for Sequoia Mortgage Banking and CoreVest Mortgage Banking segments. Improvement represents the change in this figure for full year 2025 compared to full year 2024.
4.Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
5.Core Segments EAD is a non-GAAP measure used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which consist of the Company’s Sequoia Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment. Core Segments EAD per basic common share and Core Segments EAD ROE are also non-GAAP financial measures and are calculated using Core Segments EAD. See Non-GAAP Disclosures section that follows for additional information on these measures.
6.EAD ROC for a segment is calculated as non-GAAP segment EAD annualized divided by average capital utilized for the segment during the period. Non-GAAP EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to: (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition related expenses; (iv) exclude certain organizational restructuring charges (as applicable); and (v) adjust for the hypothetical income taxes associated with these adjustments. Average capital utilized represents management's internal estimate of the average economic capital allocated to support the activities of each segment.
7.Lock volume represents loans identified for purchase from loan sellers. Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process.
8.Aspire lock volume is included in the Sequoia Mortgage Banking business segment results.
9.Cost per loan for the Sequoia Mortgage Banking segment is calculated as general and administrative expenses and loan acquisition costs of this segment divided by loan purchase commitments of this segment.
10.Net cost to originate for the CoreVest Mortgage Banking segment is calculated as operating expenses, less upfront origination fees, divided by origination volume.
11.Redwood Investments recourse leverage ratio is defined as recourse debt at Redwood Investments divided by capital invested. At December 31, 2025 recourse debt excludes $17.6 billion of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood at Redwood Investments. Capital invested in our Redwood Investments segment at December 31, 2025 was $504 million.
12.Excludes value of real estate owned ("REO")
13.Legacy Investments recourse leverage ratio is defined as recourse debt at Legacy Investments divided by capital invested. At December 31, 2025 recourse debt excludes $176 million of consolidated securitization debt (ABS issued), other liabilities and other debt that is non-recourse to Redwood at Legacy Investments. Capital invested in our Legacy Investments segment at December 31, 2025 was $306 million.
14.Excludes $9 million of promissory notes payable on demand after 90-day notice.
15.At December 31, 2025, and September 30, 2025, recourse debt excluded $18.3 billion and $17.7 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing), other liabilities and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $34 million and $36 million, respectively, of goodwill and intangible assets.

Fourth Quarter 2025 Redwood Review and Supplemental Tables Available Online
A further discussion of Redwood's business and financial results is included in the fourth quarter 2025 Shareholder Letter and Redwood Review which are available under "Financial Info" within the Investor Relations section of the Company’s website at redwoodtrust.com/investor-relations. Additional supplemental financial tables can also be found within this section of the Company's website.
Conference Call and Webcast
Redwood will host an earnings call today, February 11, 2026, at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss its fourth quarter 2025 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on Wednesday, February 11, 2026, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13755968.
The conference call will be webcast live in listen-only mode through the News & Events section of Redwood’s Investor Relations website at https://www.redwoodtrust.com/investor-relations/news-events/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any audio software needed. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Annual Report on Form 10-K with the Securities and Exchange Commission by Monday, March 2, 2026, and also make it available on Redwood’s website.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	12/31/25	9/30/25

Net Interest Income from:
Sequoia mortgage banking	$27.3	$21.2
CoreVest mortgage banking	3.1	1.5
Redwood investments	20.1	17.6
Legacy investments	(8.4)	(9.1)
Corporate/other	(16.2)	(16.3)
Net Interest Income	$25.9	$15.0
Non-interest income
Sequoia mortgage banking activities, net	40.4	28.7
CoreVest mortgage banking activities, net	12.7	11.4
Investment fair value changes, net	(0.5)	(7.0)
HEI income, net	3.0	0.5
Servicing income, net	3.6	1.4
Fee income, net	1.8	4.6
Other income, net	2.2	(0.2)
Realized gains, net	(1.8)	—
Total non-interest income, net	$61.3	$39.4
General and administrative expenses	(40.8)	(38.7)
Portfolio management costs	(4.8)	(7.0)
Loan acquisition costs	(5.4)	(4.4)
Other expenses	(8.2)	(5.7)
(Provision for) income taxes	(8.0)	(6.4)
Net income (loss)	$20.0	$(7.7)
Dividends on preferred stock	(1.8)	(1.8)
Net income (loss) available (related) to common stockholders	$18.3	$(9.5)

Weighted average basic common shares (thousands)	126,295	129,018
Weighted average diluted common shares (thousands) (2)	126,570	129,018
Earnings (loss) per basic common share	$0.13	$(0.08)
Earnings (loss) per diluted common share	$0.13	$(0.08)
Regular dividends declared per common share	$0.18	$0.18

(1)Certain totals may not foot due to rounding.
(2)Actual shares outstanding (in thousands) at December 31, 2025 and September 30, 2025 were 124,460 and 126,753, respectively.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	12/31/25	9/30/25

Residential consumer loans	$17,936	$16,783
Residential investor loans	3,617	3,858
Real estate securities	423	419
Home equity investments (HEI)	330	326
Servicing investments	302	282
Strategic investments	102	82
Cash and cash equivalents	256	226
Other assets	736	624
Total assets	$23,701	$22,601

Asset-backed securities issued, net	$17,492	$16,825
Debt obligations, net	4,799	4,357
Other liabilities	427	420
Total liabilities	$22,718	$21,602
Stockholders' equity	983	999
Total liabilities and equity	$23,701	$22,601

Common shares outstanding at period end (thousands)	124,460	126,753
GAAP book value per common share	$7.36	$7.35
(1)Certain totals may not foot due to rounding.

Segment Financial Information (1)

	Three Months Ended December 31, 2025
(In Millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$67.0	$6.3	$248.6	$4.7	$0.5	$327.0
Interest expense	(39.7)	(3.2)	(228.5)	(13.0)	(16.6)	(301.0)
Net interest income (expense)	27.3	3.1	20.1	(8.4)	(16.2)	25.9
Non-interest income (loss)
Mortgage banking activities, net	40.4	12.7	—	—	—	53.1
Investment fair value changes, net	—	—	8.0	(8.1)	(0.4)	(0.5)
HEI income, net	—	—	0.5	2.5	—	3.0
Servicing Income, net	—	—	3.6	—	—	3.6
Fee Income, net	—	1.7	0.2	(0.1)	—	1.8
Other income, net	—	1.9	0.4	(0.6)	0.5	2.2
Realized gains, net	—	—	—	(1.8)	—	(1.8)
Total non-interest income, net	40.4	16.3	12.7	(8.1)	—	61.3
General and administrative expenses	(12.7)	(9.5)	(1.1)	—	(17.5)	(40.8)
Portfolio management costs	—	—	(2.8)	(2.0)	—	(4.8)
Loan acquisition costs	(2.8)	(2.7)	—	—	—	(5.4)
Other expenses	—	(2.0)	(6.2)	—	—	(8.2)
Provision for income taxes	(8.4)	2.3	(1.8)	(0.2)	0.2	(8.0)
Net Income (Loss) (2)	$43.8	$7.5	$20.9	$(18.6)	$(33.5)	$20.0
Total Assets	$3,321.1	$358.0	$18,744.7	$942.5	$334.8	$23,701.1
(1)Certain totals may not foot due to rounding.
(2)Net Income (Loss) by segment is also referred to as Segment Net Income (Loss).

Segment Financial Information (continued) (1)

	Three Months Ended September 30, 2025
(In Millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Legacy Investments	Corporate/ Other	Total
Interest income	$47.9	$4.1	$225.5	$21.5	$0.6	$299.5
Interest expense	(26.7)	(2.6)	(207.9)	(30.5)	(16.9)	(284.5)
Net interest income (expense)	21.2	1.5	17.6	(9.1)	(16.3)	15.0
Non-interest income (loss)
Mortgage banking activities, net	28.7	11.4	—	—	—	40.1
Investment fair value changes, net	—	—	(1.7)	(6.7)	1.5	(7.0)
HEI income, net	—	—	0.7	(0.3)	—	0.5
Servicing Income, net	—	—	1.4	—	—	1.4
Fee Income, net	—	5.2	0.3	(0.9)	—	4.6
Other income, net	—	(0.9)	0.4	(0.5)	0.9	(0.2)
Realized gains, net	—	—	—	—	—	—
Total non-interest income (loss), net	28.7	15.7	1.1	(8.5)	2.3	39.4
General and administrative expenses	(7.8)	(10.0)	(1.6)	—	(19.3)	(38.7)
Portfolio management costs	—	—	(3.5)	(3.4)	—	(7.0)
Loan acquisition costs	(2.4)	(1.8)	—	(0.2)	—	(4.4)
Other expenses	—	(2.0)	(3.2)	(0.5)	—	(5.7)
(Provision for) benefit from income taxes	(5.5)	—	—	(0.6)	(0.3)	(6.4)
Net Income (Loss) (2)	$34.3	$3.5	$10.3	$(22.2)	$(33.6)	$(7.7)
Total Assets	$2,659.3	$393.8	$16,906.8	$2,305.2	$335.8	$22,600.8
(1)Certain totals may not foot due to rounding.
(2)Net Income (Loss) by segment is also referred to as Segment Net Income (Loss).

Non-GAAP Disclosures
To supplement consolidated and segment financial information prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also provides Earnings Available for Distribution (“EAD”), Core Segments Earnings Available for Distribution (“Core Segments EAD”) and Core Segments EAD Return on Equity ("Core Segments EAD ROE") as non-GAAP measures.
Management believes these non-GAAP measures provide useful supplemental information to investors and management in evaluating the Company’s operating performance, facilitating comparisons to industry peers, and assessing the current income-generating capacity of the Company’s operating platforms as of the period presented, including the Company’s ability to pay dividends. These measures also assist in evaluating the Company’s ongoing transition to a more scalable and simplified business model, including the wind-down of legacy portfolio holdings within the Legacy Investments segment.
These non-GAAP measures should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income (loss) available (related) to common stockholders, or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.
Earnings Available for Distribution (“EAD”) is a non-GAAP financial measure that the Company has historically reported and continues to use to present management’s non-GAAP analysis of the operating performance of the Company’s different business segments. EAD is defined, as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items.
Core Segments EAD and Core Segments EAD ROE represent management’s non-GAAP assessment of the combined performance of the Company’s mortgage banking platforms and related investments, which include the Sequoia Mortgage Banking, CoreVest Mortgage Banking, and Redwood Investments segments (collectively, the “Core Segments”), together with an allocated portion of the Corporate segment attributable to those operations.
Core Segments EAD excludes the Legacy Investments segment and the portion of the Corporate segment attributable to Legacy Investments. Core Segments EAD ROE is calculated as Core Segments EAD divided by the average capital utilized by the Core Segments during the period, which represents management’s internal estimate of the average economic capital allocated to support Core Segments activities.

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD – Fourth Quarter 2025 (1)

	Three Months Ended December 31, 2025
($ in millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments (3)	Legacy Investments	Corporate/Other	Total
GAAP Net Income (Loss)	$43.8	$7.5	$20.9	$72.2	$(18.6)	$(35.3)	$18.3
EAD Adjustments:
Investment fair value changes, net (4)	—	—	(8.0)	(8.0)	8.1	0.4	0.5
Realized (gains)/losses, net (5)	—	—	—	—	1.8	—	1.8
Acquisition related expenses (6)	—	2.0	—	2.0	—	—	2.0
Tax effect of adjustments(7)	—	(0.5)	4.4	3.9	0.1	(0.1)	3.8
Non-GAAP EAD (2)	$43.8	$9.0	$17.3	$70.1	$(8.6)	$(35.0)	$26.4
Adjustment for allocation of Corporate segment (8)	(13.6)	(2.2)	(11.1)	(26.9)	(8.1)	35.0	—
Non-GAAP EAD with Allocated Corporate Segment	$30.2	$6.8	$6.2	$43.2	$(16.7)	$—	$26.4

Net Income (loss) (GAAP)							$18.3
EAD (Non-GAAP)							$26.4
Core Segments EAD (Non-GAAP)							$43.2

Net Income (loss) per Basic Common Share (GAAP)							$0.13
EAD per Basic common share (Non-GAAP)							$0.20
Core Segments EAD per Basic Common Share (Non-GAAP) (9)							$0.33

Return on Equity ("ROE") (annualized) (10)							7.7%
Core Segments EAD Return on Equity (annualized) ("Core Segments EAD ROE") (Non-GAAP) (11)							23.8%

Non-GAAP Disclosures (continued)

Reconciliation of GAAP to non-GAAP EAD – Third Quarter 2025 (1)

	Three Months Ended September 30, 2025
($ in millions)	Sequoia Mortgage Banking	CoreVest Mortgage Banking	Redwood Investments	Total Core Segments (3)	Legacy Investments	Corporate/Other	Total
GAAP Net Income (Loss)	$34.3	$3.5	$10.3	$48.1	$(22.2)	$(35.4)	$(9.5)
EAD Adjustments:
Investment fair value changes, net (4)	—	—	1.7	1.7	6.7	(1.5)	7.0
Realized (gains)/losses, net (5)	—	—	—	—	—	0.1	0.1
Acquisition related expenses (6)	—	2.0	—	2.0	—	—	2.0
Tax effect of adjustments(7)	—	(0.5)	0.1	(0.4)	0.7	0.4	0.6
Non-GAAP EAD (2)	$34.3	$5.0	$12.2	$51.4	$(14.8)	$(36.4)	$0.2
Adjustment for allocation of Corporate segment (8)	(11.5)	(1.6)	(11.3)	(24.4)	(12.0)	36.4	—
Non-GAAP EAD with Allocated Corporate Segment	$22.8	$3.4	$0.8	$27.1	$(26.8)	$—	$0.2

Net Income (loss) (GAAP)							$(9.5)
EAD (Non-GAAP)							$0.2
Core Segments EAD (Non-GAAP)							$27.1

Net Income (loss) per Basic Common Share (GAAP)							$(0.08)
EAD per Basic common share (Non-GAAP)							$0.01
Core Segments EAD per Basic Common Share (Non-GAAP) (9)							$0.20

Return on Equity ("ROE") (annualized) (10)							(3.9)%
Core Segments EAD Return on Equity (annualized) ("Core Segments EAD ROE") (Non-GAAP) (11)							16.8%

1.Certain totals may not foot due to rounding.
2.EAD. Earnings Available for Distribution (“EAD”) is a non-GAAP measure that the Company has historically reported and continues to use to present management’s non-GAAP analysis of the operating performance of the Company’s different business segments. EAD is defined, as GAAP net income (loss) available (related) to common stockholders, adjusted to (i) exclude investment fair value changes, net; (ii) exclude realized gains and losses; (iii) exclude acquisition-related expenses; (iv) exclude certain organizational restructuring charges, as applicable; and (v) reflect a hypothetical income tax adjustment associated with these items.
3.Core Segments EAD and Core Segments EAD ROE are non-GAAP measures and are used to present management’s non-GAAP analysis of the combined performance of the Company’s mortgage banking platforms and related investments (which are defined as the "Core Segments" and which consist of the Company’s Sequoia Mortgage Banking, CoreVest Mortgage Banking and Redwood Investments Segments), inclusive of an allocated portion of the Company’s Corporate segment relating to those Core Segments. Core Segments EAD excludes the Company’s Legacy Investments segment and excludes an allocated portion of the Company’s Corporate segment relating to the Legacy Investments segment.
Core Segments EAD is defined as: GAAP net income (loss) available (related) to common stockholders adjusted to (i) exclude GAAP net loss from the Legacy Investments Segment, (ii) exclude the portion of the Corporate Segment allocation relating to the Legacy Investments segment, (iii) exclude investment fair value changes, net; (iv) exclude realized gains and losses; (v) exclude acquisition related expenses; (vi) exclude certain organizational restructuring charges (as applicable); and (vii) adjust for the hypothetical income taxes associated with these adjustments.
Refer to footnote 11 below for the definition of Core Segments EAD ROE.
4.Investment fair value changes, net includes all amounts within that same line item in our consolidated statements of (loss) income that are attributable to each segment, which primarily represents both realized and unrealized gains and losses on our investments held in each segment and associated hedges. Realized and unrealized gains and losses on our HEI investments are reflected in a separate line item on our consolidated income statements titled "HEI income, net".
5.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of (loss) income that are attributable to each segment.
6.Acquisition related expenses include transaction costs paid to third parties, as applicable, and the ongoing amortization of intangible assets related to the Riverbend and CoreVest acquisitions.
7.Tax effect of adjustments represents the hypothetical income taxes associated with EAD adjustments used to calculate each segment EAD.
8.Allocation of Corporate Segment is based on the average capital utilized by the segment during the period, which represents management’s internal estimate of the average economic capital allocated to support the activities of each segment.
9.Core Segments EAD per basic common share is a non-GAAP measure and is defined as Core Segments EAD divided by basic weighted average common shares outstanding at the end of the period.
10.ROE consists of consolidated GAAP net income annualized divided by average common equity for the period.
11.Core Segments EAD ROE is a non-GAAP measure and is defined as Core Segments EAD annualized divided by average capital utilized by the Core Segments of $726 million and $643 million for the three months ended December 31, 2025 and September 30, 2025, respectively. Average capital utilized is management's internal estimate of the average economic capital allocated to support the activities of the Core Segments.

About Redwood
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit where we provide liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms, whole-loan distribution activities, joint ventures and our publicly traded shares. We operate through three core residential housing-focused operating platforms — Sequoia, Aspire, and CoreVest — alongside our complementary Redwood Investments portfolio which is primarily composed of assets we source through these platforms. In addition, through RWT Horizons®, our venture investing initiative, we invest in early-stage companies that have a direct nexus to our operating platforms. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

Cautionary Statement; Forward-Looking Statements:

This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing for the filing of Redwood's Annual Report on Form 10-K. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, opportunities, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2024 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS
Investor Relations
Kaitlyn Mauritz
Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com